Exhibit 21.1

                              HRPT PROPERTIES TRUST
                         SUBSIDIARIES OF THE REGISTRANT



1735 Market Street Properties Trust - (Maryland)
Causeway Holdings, Inc. - (Massachusetts)
Church Creek Corporation - (Massachusetts)
EPA Golden, L.P. - (Delaware)
Health and Retirement Properties International, Inc - (Delaware)
Hub Acquisition Trust  - (Maryland)
Hub LA Limited Partnership (98%) - (Delaware)
Hub LA Properties Trust - (Maryland)
Hub Management, Inc. - (Delaware)
Hub Properties Trust - (Maryland)
Hub Realty Buffalo, Inc. - (Delaware)
Hub Realty College Park I, LLC - (Maryland)
Hub Realty College Park, Inc - (Delaware)
Hub Realty Funding, Inc.- (Delaware)
Hub Realty Golden, Inc. - (Delaware)
Hub Realty Kansas City, Inc. - (Delaware)
Hub Realty Richland, Inc - (Delaware)
Hub RI Properties Trust - (Maryland)
Hub Woodmont Investment Trust - (Maryland)
Hub  Woodmont  Limited  Liability  Company  -  (Delaware)
Indemnity  Collection Corporation - (Delaware)
Nine Penn Center Associates, L.P. - (Pennsylvania)
Nine Penn Center Properties Trust - (Maryland)
Research  Park Properties Trust - (Maryland)
Senior Housing Properties Trust - (Maryland)
SPTBROOK Properties Trust - (Maryland)
SPTIHS Properties Trust - (Maryland)
SPTGEN Properties Trust - (Maryland)
SPTMISC Properties Trust - (Maryland)
SPTMNR Properties Trust - (Maryland)
SPTMRT Properties Trust - (Maryland)
SPTSUN Properties Trust - (Maryland)